EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-129385, 333-129387, 333-129389, 333-129390, 333-146989, 333-146990 and 333-157686) of Oppenheimer Holdings Inc. of our report dated March 4, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

New York, NY

March 2, 2011